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                                                                     EXHIBIT 1.1

                                                               EXECUTION VERSION





                                  $160,000,000

                             NEW WORLD PASTA COMPANY

                    9 1/4% Senior Subordinated Notes due 2009





                               PURCHASE AGREEMENT




                                                               February 11, 1999
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Morgan Stanley & Co. Incorporated
Scotia Capital Markets (USA) Inc..
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Dear Sirs and Mesdames:

         New World Pasta Company, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "INITIAL PURCHASERS") $160,000,000 principal amount of its 9 1/4% Senior Subordinated Notes due 2009 (thE "SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of February 19, 1999 (the "INDENTURE") between the Company and The Bank of New York, as Trustee (the "TRUSTEE").

         The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S").

         The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof between the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

         In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall mean, as of any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Memorandum or the Final Memorandum, including any amendment or supplement to either such document) and including any exhibits and schedules thereto and shall include in each case the documents incorporated by reference therein, if any.

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

                  (a) The Preliminary Memorandum as of its date did not contain and the Final Memorandum, as of its date did not, and on the Closing Date (as defined in Section 4) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by


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         such Initial Purchaser through you expressly for use therein.

                  (b) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (such jurisdictions being set forth on Annex I hereto), except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the business, condition (financial or otherwise), performance, properties, assets or liabilities (contingent or otherwise) of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (c) Each subsidiary of the Company has been duly organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the limited liability company power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (such jurisdictions being set forth on Annex I hereto), except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued membership interests of each subsidiary of the Company have been duly and validly authorized and issued and are owned directly by the Company, free and clear of all liens, encumbrances, defects, equities or claims (collectively, "LIENS"), except for Liens contemplated by the Senior Credit Facilities (as defined in the Memorandum). Pasta Group, L.L.C. and Winchester Pasta, L.L.C. are the Company's only subsidiaries.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor (as defined).

                  (e) The Securities have been duly authorized, and on the Closing Date will have been duly executed and delivered, by the Company. When the Securities are (i) executed and authenticated in accordance with the provisions of the Indenture, (ii) delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and (iii) the Indenture has been duly executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Trustee) and the Registration Rights Agreement has been duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), the Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture and


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         the Registration Rights Agreement pursuant to which such Securities are to be issued.

                  (f) Each of the Indenture and the Registration Rights Agreement has been duly authorized, and on the Closing Date will have been duly executed and delivered, by the Company and the Subsidiary Guarantors. Each of the Indenture and the Registration Rights Agreement will, upon the due authorization, execution and delivery thereof by the parties thereto, be a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution contained therein may be limited by state or federal securities laws or the public policy underlying such laws.

                  (g) Each guarantee by any subsidiary of the Company (each such subsidiary, a "SUBSIDIARY GUARANTOR") of the Company's obligations under the Indenture or the Securities (each, a "GUARANTEE") has been duly authorized by, and on the Closing Date will have been duly executed and delivered by, and will upon such execution and delivery be a valid and binding agreement of, such Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company or its subsidiaries taken as a whole or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

                  (i) The execution and delivery by each Subsidiary Guarantor of, and the performance by such Subsidiary Guarantor of its obligations under, its Subsidiary Guarantee, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the organizational documents of such


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         Subsidiary Guarantor or any agreement or other instrument binding upon such Subsidiary Guarantor that is material to the Company and the Subsidiary Guarantors, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Subsidiary Guarantor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Subsidiary Guarantor of its obligations under its Subsidiary Guarantee, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Subsidiary Guarantor's obligations under the Registration Rights Agreement.

                  (j) Subsequent to the respective dates as of which information is given in the Memorandum, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Memorandum.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in each Memorandum.

                  (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a Material Adverse Effect, or that would not have a material adverse effect on the power or ability of the Company or any Subsidiary Guarantor to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or any Guarantee, as applicable, or to consummate the transactions contemplated by the Final Memorandum.

                  (m) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Memorandum, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

                  (n) The Company and its subsidiaries possess all such certificates,


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         authorizations and permits issued by federal, state or foreign regulatory authorities as are necessary to conduct the business currently conducted by them as set forth in the Memorandum, except where the failure to have any such permit, certificate or authorization would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Memorandum.

                  (o) Except as described in the Memorandum, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

                  (p) Except as described in the Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  (q) Except as described in the Memorandum, the Company and each of its subsidiaries is in the process of implementing a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (r) Neither the Company nor any subsidiary is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (s) The Company and its subsidiaries have good and marketable title in fee



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         simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens, except such as are described in the Memorandum or are contemplated by the Senior Credit Facilities or such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially and adversely interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Memorandum.

                  (t) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                  (u) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are currently engaged.

                  (v) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or
         (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (w) The Company has reviewed its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or times periods occurring prior to January 1, 2000); as a result of such review, the Company does not believe, that (A) there are any



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         issues related to the Company's preparedness to address the Year 2000
         Problem that are of a character required to be described or referred to in the Memorandum which have not been accurately described in the Memorandum and (B) the Year 2000 Problem will have a Material Adverse Effect.

                  (x) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers.

                  (y) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (z) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (aa) On the date hereof, the Company shall have given notice to all of the holders of its Senior Subordinated Increasing Rate Notes due 2000 (the "BRIDGE NOTES") that the Bridge Notes are to be redeemed on the Closing Date.

                  (bb) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and each of its subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or any of its subsidiaries (each on a consolidated basis) is, nor will any of the Company or any of its subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (i) left with unreasonably small capital with which to carry on its business as it is currently or proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or otherwise become due or (iii) otherwise insolvent.

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in
Schedule I hereto opposite its name at a purchase price of 100% of the principal amount thereof less a discount of 2.6796875% of such principal amount, plus accrued interest, if any, to the Closing Date (the "PURCHASE PRICE").


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         The Company hereby agrees that, without the prior written consent of
Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise issue any debt of the Company or warrants to purchase debt of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).


         3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

         4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on February 19, 1999, or at such other time on the same date or such other date, not later than February 23, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

         5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a

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                  whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                  (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Initial Purchasers shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                  (d) The Initial Purchasers shall have received on the Closing Date an opinion of White & Case LLP, counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit B.

                  (e) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         6. Covenants of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

                  (a) To furnish to you in New York City, without charge, prior to 5:00 p.m. (New York City time) on the business day next succeeding the date of this Agreement (or such other date and time as you and we may mutually agree) and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you

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         may reasonably request.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

                  (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including without limitation: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon,
         (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and (vii) the cost of the preparation, issuance and delivery of the Securities. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees

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         and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                  (f) That neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                  (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (i) If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

                  (j) That none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

                  (k) That during the period of two years after the Closing Date the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (l) That the Company shall apply the Purchase Price as set forth in the Final Memorandum under the caption "Use of Proceeds."

           7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and
(ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

         (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                  (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                  (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                  (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                  (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                  (v) each Initial Purchaser represents and agrees that (a) it has not offered or sold, and, prior to the expiration of the period of six months from the closing date for the issue of the Securities, will not offer or sell any Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,
         (b) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986, with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on.

                  (vi) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                  (vii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

         8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Preliminary Memorandum shall not inure to the benefit of the Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Initial Purchaser, if a copy of the Final Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not seen or given by or on behalf of such Initial Purchaser to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

         (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel and the indemnifying party has agreed to pay the fees and expenses of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm engaged pursuant to clause (ii) of the preceding sentence (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 8(c) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent that it in good faith considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities as set forth in the Final Memorandum. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial

Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

         (e) The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

         10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

         If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

         11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                         Very truly yours,

                                         NEW WORLD PASTA COMPANY

                                         By: /s/ James Bohenick
                                            Name:  James Bohenick
                                            Title: Vice President, Finance,
                                                   and Chief Financial Officer

                                         PASTA GROUP, L.L.C.

                                         By: /s/ James Bohenick
                                            Name:  James Bohenick
                                            Title: Vice President, Finance,
                                                   and Chief Financial Officer

                                         WINCHESTER PASTA, L.L.C.

                                         By: /s/ James Bohenick
                                            Name:  James Bohenick
                                            Title: Vice President, Finance,
                                                   and Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
SCOTIA CAPITAL MARKETS (USA) INC.

By:   MORGAN STANLEY & CO. INCORPORATED

       By:  /s/ David J. Frey
             Name: David J. Frey
             Title:  Vice President

                                                                      SCHEDULE I



                                                                               PRINCIPAL AMOUNT OF
       Initial Purchaser                                                    SECURITIES TO BE PURCHASED
MORGAN STANLEY & CO. INCORPORATED....................................             $128,000,000
SCOTIA CAPITAL MARKETS (USA) INC.....................................             $ 32,000,000

     TOTAL: .........................................................             $160,000,000

                                                                       EXHIBIT A


                       OPINION OF COUNSEL FOR THE COMPANY

         The opinion of the counsel for the Company, to be delivered pursuant to
Section 5(c) of the Purchase Agreement shall be to the effect that:

         A. The Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction set forth on Annex I to the Purchase Agreement.

         B. Each of Winchester Pasta, L.L.C. and Pasta Group, L.L.C. is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the limited liability company power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction set forth on Annex I to the Purchase Agreement; all of the issued membership interests of Winchester Pasta, L.L.C. and Pasta Group, L.L.C. have been duly and validly authorized and issued, and, based solely on such counsel's review of the certificate of formation, resolutions and limited liability company operating agreement, as amended, of such entities, are owned of record by the Company.

         C. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

         D. The Securities have been duly authorized, executed and delivered by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming due authorization, execution and delivery of the Indenture by the Trustee and of the Registration Rights Agreement by the Initial Purchasers), will be valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that (A) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor is brought and (B) rights to indemnification and contribution contained therein may be limited by state or federal securities laws or the public policy underlying such laws, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

         E. Each of the Indenture, the Guarantees and the Registration Rights Agreement has been duly authorized, executed and delivered by, and (assuming due authorization, execution and delivery of the Indenture by the Trustee and of the Registration Rights Agreement by the Initial Purchasers) is a valid and binding agreement of, the Company and each Subsidiary Guarantor (to the extent such person is a party thereto), enforceable in accordance with its terms, except to the extent that
(A) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor is brought and (B) rights to indemnification and contribution contained therein may be limited by state or federal securities laws or the public policy underlying such laws.

         F. The issuance and sale of the Securities by the Company, the execution and delivery of the Indenture, the Registration Rights Agreement and the Purchase Agreement by the Company, compliance by the Company with the terms thereof, and the consummation of the transactions contemplated thereby will not
(a) conflict with the charter or by-laws of the Company, (b) result in any violation of the General Corporation Law or related regulations of the State of Delaware, the laws or regulations of the State of New York or the federal laws or regulations of the United States of America (the "REQUIREMENTS OF LAW") or
(c) constitute a breach of or event of default under the terms of any indenture or other agreement to which the Company or any of its subsidiaries is a party or bound which is listed on Schedule 2 hereto, which have been identified to such counsel in an Officers' Certificate as the only such material agreements to which the Company is a party (except that such counsel need not express an opinion as to any covenant, restriction or provision of any such agreement with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries and such counsel may assume that all such agreements or instruments are governed by the law of New York or Delaware), or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator of the United States or the States of Delaware or New York having jurisdiction over the Company or any of its subsidiaries (collectively, the "ORDERS"); provided, however, that such counsel's opinion expressed in this paragraph may be based on such counsel's review of those Requirements of Law which, in such counsel's experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, but without having made any special investigation (other than our customary due diligence procedures for transactions of the type contemplated by the Purchase Agreement) concerning any other Requirements of Law, and those Orders specifically identified to such counsel by the Company in an Officers' Certificate as being Orders to which it is subject; provided, however, that such counsel need express no opinion in this paragraph with respect to any U.S. federal or state securities laws or blue sky laws, anti-fraud laws, or the rules and regulations of the National Association of Securities Dealers, Inc.

         G. The execution and delivery of the Indenture, Registration Rights Agreement, the Purchase Agreement and its Guarantee by each Subsidiary Guarantor, compliance by such Subsidiary Guarantor with the terms thereof and the consummation of the transactions contemplated thereby will not (a) conflict with the organizational documents of such Subsidiary Guarantor, (b) result in any violation of any Requirements of Law or (c) constitute a breach of or event of default under the terms of any indenture or other agreement to which the Company or any of its subsidiaries is a party or bound which is listed on Schedule 2 hereto, which have been identified to such counsel in an Officers' Certificate as the only such material agreements to which such Subsidiary Guarantor is a party (except that such counsel need not express an opinion as to any covenant, restriction or provision of any such agreement with respect to financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries and such counsel may assume that all such agreements or instruments are governed by the law of New York or Delaware) or any Orders; provided, however, that such counsel's opinion expressed in this paragraph may be based on such counsel's review of those Requirements of Law which, in such counsel's experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, but without having made any special investigation concerning any other Requirements of Law (other than our customary due diligence procedures for transactions of the type contemplated by the Purchase Agreement), and those Orders specifically identified to such counsel by the Company in an Officers' Certificate as being Orders to which it is subject; provided, however, that such counsel need express no opinion in this paragraph with respect to U.S. federal or state securities laws or blue sky laws, anti-fraud laws, or the rules and regulations of the National Association of Securities Dealers, Inc.

         H. No consent, approval, authorization, order, decree, or qualification of, or registration or filing with, any federal, Delaware or New York executive, legislative, judicial, administrative or regulatory body pursuant to any Requirements of Law (collectively, "CONSENTS") is required for the execution and delivery of, or the consummation of the transactions contemplated by, the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Guarantees or the Securities, except for Consents which have been obtained and are in full force and effect.

         I. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings as set forth in the Final Memorandum and proceedings which would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company or any Subsidiary Guarantor to perform its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement or the Securities or any Guarantee, as applicable, or to consummate the transactions contemplated by the Final Memorandum.

         J. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         K. The statements in the Final Memorandum under the captions "Description of Notes", "Description of Other Indebtedness", "Description of Preferred Stock", "Exchange Offer; Registration Rights", "Private Placement" and "Transfer Restrictions", insofar as such statements constitute summaries of the documents, or provisions of documents, referred to therein, fairly summarize the matters referred to therein.

         L. Although the discussion in the Final Memorandum under the caption "Certain United States Federal Income Tax Considerations" does not purport to discuss all possible U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities under current law.

         M. Assuming (1) the accuracy of the representations and warranties of the Company set forth in Sections 1(v), 1(x), 1(z) and of the Initial Purchasers' representations and warranties set forth in Section 7 of the Purchase Agreement, (2) the due performance by the Company of the agreements set forth in Sections 6(f), 6(g) and 6(j) of the Purchase Agreement and the due performance by the Initial Purchasers of the agreements set forth in Section 7 of the Purchase Agreement and (3) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described elsewhere in the Purchase Agreement and in the Final Memorandum, the offer and sale to the Initial Purchasers, and the initial resale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement and the Final Memorandum, do not require registration under the Securities Act and the Indenture does not require qualification under the Trust Indenture Act of 1939, as amended, it being understood that such counsel does not express any opinion as to any subsequent resale of any Security.

         Such counsel shall also state that, in the course of preparation by the Company of the Final Memorandum, such counsel has participated in conferences with certain directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and representatives of counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum and has made no independent check or verification thereof (except to the extent stated in paragraphs (K) and (L) hereof), on the basis of the foregoing, no facts have come to such counsel's attention which have caused such counsel to believe that the Final Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being under stood that such counsel need not express any opinion or belief with respect to the financial statements and schedules and other financial and accounting data included in or omitted from the Final Memorandum).

         Such opinions may be limited to the General Corporation Law of the State of Delaware and the laws of the State of New York and the federal laws of the United States and may be subject to such counsel's customary assumptions, qualifications and exceptions to the extent reasonably acceptable to counsel for the Initial Purchasers.

         References to the Final Memorandum in this Exhibit A shall include any amendment or supplement thereto prepared on or prior to the Closing Date.

                                                                       EXHIBIT B


                           OPINION OF WHITE & CASE LLP

         The opinion of White & Case LLP to be delivered pursuant to Section 5(d) of the Purchase Agreement shall be to the effect that:

         A. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         B. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

         C. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

         D. The statements in the Final Memorandum under the captions "Description of Notes", "Private Placement" and "Transfer Restrictions", insofar as such statements constitute summaries of the documents, or provisions of documents, referred to therein, fairly summarize the matters referred to therein.

         E. Such counsel has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Final Memorandum when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         F. Based upon the representations, warranties and agreements of the Company in Sections 1(v), 1(x), 1(z), 6(f), 6(g) and 6(j) of the Purchase Agreement and of the Initial Purchasers in Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in accordance with Section 7 of the Purchase Agreement to register the Securities under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security.

         With respect to paragraph E above, White & Case LLP may state that their opinion and belief are based upon their participation in the preparation of the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof (including the review of, but not participation in the preparation of, the incorporated documents), but are without independent check or verification except as specified.

                                                                         ANNEX I

Jurisdictions in which the Company is qualified to do business:


California
Kansas
Nebraska
Pennsylvania


Jurisdictions in which Pasta Group, L.L.C. is qualified to do business:


California
Colorado
Florida
Kentucky
Nebraska
New York
North Carolina
Ohio
Oregon
Pennsylvania
Texas
Washington


Jurisdictions in which Winchester Pasta, L.L.C. is qualified to do business:


Virginia


                                       I-1